UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 7, 2020

CINCINNATI BELL INC.
(Exact Name of Registrant as Specified in its Charter)

Ohio	001-8519	31-1056105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 East Fourth Street
Cincinnati, OH 45202
(Address of Principal Executive Office)

(513) 397-9900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares ($0.01 par value)	CBB	New York Stock Exchange
Depositary Shares, each representing 1/20 interest in a Share of 6 3/4% Cumulative Convertible Preferred Stock, without par value	CBB.PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Act. ☐

Item 5.07          Submission of Matters to a Vote of Security Holders.

On May 7, 2020, Cincinnati Bell Inc., an Ohio Corporation (the “Company”), held a virtual special meeting of its shareholders (the “Special Meeting”) to vote on the proposals identified in the Definitive Proxy Statement, dated March 24, 2020, which was first mailed to the Company’s shareholders on March 31, 2020.

As of the close of business on March 23, 2020, the record date for the Special Meeting, there were 50,564,267 shares of common stock, par value $0.01 per share, of the Company (“Company common shares”), and 155,250 shares of 6 3/4% cumulative convertible preferred shares, without par value, of the Company (“6 3/4% preferred shares”), outstanding and entitled to vote at the Special Meeting. 75.75% of all of the issued and outstanding Company common shares and 6 3/4% preferred shares entitled to vote were represented by proxy at the Special Meeting. Each of the three proposals was approved by the requisite vote of the Company’s shareholders.  The tables below detail the voting results for each proposal:

1.
Proposal to adopt the Agreement and Plan of Merger, dated as of March 13, 2020 (the “merger agreement”), by and among the Company, Red Fiber Parent LLC, a Delaware limited liability company (“Parent”), and RF Merger Sub Inc., an Ohio corporation and a wholly owned subsidiary of Parent. Set forth below are the voting results for this proposal.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
38,220,318	137,948	64,059	0

The proposal to adopt the merger agreement received the affirmative vote of approximately 75.35% of Company common shares and 6 3⁄4% preferred shares (voting as a single class) entitled to vote thereon.

2.
Nonbinding, advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger (relating only to contractual obligations of the Company in existence prior to consummation of the merger that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Parent or, following the merger, the surviving corporation and its subsidiaries).

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
37,579,673	716,132	126,520	0

The nonbinding, advisory proposal to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger received the affirmative vote of approximately 97.80% of Company common shares and 6 3⁄4% preferred shares (voting as a single class) present and entitled to vote thereon.

3.
Proposal to adjourn the Special Meeting to a later date or time, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of the Special Meeting or any adjournment or postponement thereof to adopt the merger agreement.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
32,954,084	5,388,747	79,494	0

The proposal to adjourn the Special Meeting to a later date or time received the affirmative vote of approximately 85.94% of the votes cast by holders of Company common shares and 6 3⁄4% preferred shares (voting as a single class) at the Special Meeting.

Item 8.01          Other Events.

On May 7, 2020, the Company issued a press release announcing the results of the shareholder vote at the Special Meeting.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 7, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINCINNATI BELL INC.

Date: May 7, 2020	By:	/s/ Christopher J. Wilson
		Name:	Christopher J. Wilson
		Title:	Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 7, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)